UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(972) 995-3773
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 23, 2011, Texas Instruments Incorporated (“TI”) completed its previously announced acquisition of National Semiconductor Corporation (“National”).  Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 4, 2011 (the “Merger Agreement”), by and among TI, National and Orion Merger Corp., a wholly owned subsidiary of TI (“Merger Sub”), Merger Sub merged with and into National, with National continuing as the surviving corporation and as a wholly owned subsidiary of TI.

Under the terms of the Merger Agreement, each outstanding share of National common stock (other than treasury shares held by National and shares held by TI or its subsidiaries) was converted and exchanged into the right to receive $25.00 in cash, without interest.  The merger consideration was funded from available cash and the proceeds of debt issuances, including $3.5 billion of debt securities issued by TI in May 2011.

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the completion of the merger on September 23, 2011, National notified the New York Stock Exchange, Inc. (“NYSE”) that the merger had been completed, and trading of National common stock on the NYSE was suspended.  National requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to strike National’s common stock from listing on the NYSE and to withdraw National’s common stock from registration under Section 12(b) of the Exchange Act.

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Under the terms of the Merger Agreement, each outstanding share of National common stock (other than treasury shares held by National and shares held by TI or its subsidiaries) was converted and exchanged into the right to receive $25.00 in cash, without interest.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information disclosed in Item 2.01 is hereby incorporated herein by reference.

The aggregate consideration payable in connection with the merger is approximately $6.5 billion, which was funded by TI from available cash and the proceeds of debt issuances, including $3.5 billion of debt securities issued in May 2011.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.

Effective as of the effective time of the merger on September 23, 2011, in accordance with the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the merger became the directors of the surviving corporation.  In accordance with the Merger Agreement and bylaws of Merger Sub, the size of the Board of Directors of the surviving corporation is three members and Ellen L. Barker, Alan C. Boyd and Janice W. Harissis became the directors of the surviving corporation.

Effective as of the effective time of the merger on September 23, 2011, in accordance with the Merger Agreement, the officers of Merger Sub immediately prior to the effective time of the merger became the officers of the surviving corporation.  As of the effective time of the merger on September 23, 2011, Ellen L. Barker became Chairman of the Board, President and Chief Executive Officer, Alan C. Boyd became Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer and Bart T. Thomas became Vice President and Secretary of the surviving corporation.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In accordance with the Merger Agreement, at the effective time of the merger on September 23, 2011, National’s certificate of incorporation and bylaws were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the merger, except with respect to the name of the surviving corporation.  The amended and restated certificate of incorporation and amended and restated bylaws of National are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among National Semiconductor Corporation, Texas Instruments Incorporated, and Orion Merger Corp. dated as of April 4, 2011 (incorporated herein by reference to Exhibit 2.1 to National’s Current Report on Form 8-K filed with the SEC on April 4, 2011)*

3.1	Amended and Restated Certificate of Incorporation of National Semiconductor Corporation
3.2	Amended and Restated Bylaws of National Semiconductor Corporation

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  National agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: September 23, 2011	/s/ BART T. THOMAS
Bart Thomas Vice President and Secretary